Exhibit 99.01

James E. Burden
275 Battery St., Ste 2600
San Francisco, CA 94111-3356
415-421-0404

August 13, 2012

Board of Directors
Worthington Energy, Inc.
225 Bush St., Ste 1602
San Francisco, CA 94104-4213

Gentlemen:

This confirms that in the board of directors meeting held this morning, I submitted to the board my resignation as a director and officer of Worthington Energy, Inc. and confirms that the board accepted my resignation effective immediately.

This also confirms that the board and third parties can rely on a PDF-formatted signed copy of this resignation with the same effect as if it were an originally executed document.

Very truly yours,

/s/ JAMES E. BURDEN
James E. Burden

cc:	James Turner, Esq.
Craig Allen, C.P.A.